SUB-ITEM 77I: Terms of new or amended securities

Articles Supplementary was previously filed with the SEC as exhibit a.(xv) to Post-Effective Amendment No. 116 to the Registrant's Registration Statement on Form N-1A filed with the SEC on February 28, 2013 (SEC Accession No. 0001104659-13-016098) and incorporated herein by reference.

On November 8, 2012, the Board of Directors approved the creation of Class Y shares for The Hartford Target Retirement 2015 Fund, The Hartford Target Retirement 2025 Fund, The Hartford Target Retirement 2035 Fund, The Hartford Target Retirement 2040 Fund, The Hartford Target Retirement 2045 Fund and The Hartford Target Retirement 2050 Fund (each a "Fund" and collectively, the "Funds").  Class Y shares have all of the rights, preferences and privileges as set forth in the Registrant's charter and as set forth in each Fund's current prospectus, statement of additional information and multiple class plan.  A description of each Fund's Class Y shares is contained in Post-Effective Amendment No. 116 to the Registrant's Registration Statement on Form N-1A as filed with the SEC via EDGAR on February 28, 2013 (SEC Accession No. 0001104659-13-016098).

At the July 31, 2012 - August 1, 2012 meeting, the Board of Directors approved the creation of The Hartford Quality Bond Fund, a new series of The Hartford Mutual Funds, Inc.  The Hartford Quality Bond Fund consists of the following classes: Class A, Class C, Class I, Class R3, Class R4, Class R5 and Class Y Shares.  Each class has all of the rights, preferences and privileges as set forth in the Registrant's charter and as set forth in The Hartford Quality Bond Fund Fund's current prospectus, statement of additional information and multiple class plan.  A description of each class is contained in Post-Effective Amendment No. 109 to the Registrant's Registration Statement on Form N-1A as filed with the SEC via EDGAR on November 30, 2012 (SEC Accession No. 0001104659-12-081116).

At the September 6-7, 2012 meeting, the Board of Directors approved the creation of The Hartford Global Alpha Fund, a new series of The Hartford Mutual Funds, Inc.  The Hartford Global Alpha Fund consists of the following classes of shares: Class A, Class C, Class I, Class R3, Class R4, Class R5 and Class Y Shares.  Each class has all of the rights, preferences and privileges as set forth in the Registrant's charter and as set forth in The Hartford Global Alpha Fund's current prospectus, statement of additional information and multiple class plan.  A description of each class is contained in Post-Effective Amendment No. 112 to the Registration Statement as filed with the SEC via EDGAR on December 14, 2012 (SEC Accession No. 0001104659-12-084191).